                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 26, 1996


                                   RYKA INC.
              --------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                        0-16611                04-2958132
-----------------------------        -----------------       ------------------
(State of other jurisdiction         (SEC File Number)         (IRS Employer
    of incorporation)                                        Identification No.)


         555 South Henderson Road, Suite B, King of Prussia, PA 19406
        --------------------------------------------------------------
                   (Address of principal executive offices)



      Registrant's telephone number, including area code   (610) 337-2200
                                                        ---------------------



           ---------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 4.       Changes in Registrant's Certifying Accountant.
              ---------------------------------------------

     RYKA Inc. ("RYKA" or the "Company") engaged Margolis & Company P.C. as its independent accountant and to audit its financial statements for the years ended December 31, 1993, 1994 and 1995. As a result of a mutual decision between RYKA and Margolis & Company P.C., RYKA accepted the resignation of Margolis & Company P.C. on November 26, 1996, effective as of such date. Also on November 26, 1996, effective as of such date, the Audit Committee of the Board of Directors and the Board of Directors of RYKA appointed Deloitte & Touche as RYKA's independent accountant to succeed Margolis & Company P.C.

     Except for the opinion that there is "substantial doubt about the Company's ability to continue as a going concern," the reports of Margolis & Company P.C. on the financial statements of RYKA for the years ended December 31, 1993, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the conduct of the audits of the two most recent fiscal years of RYKA, and all subsequent interim periods preceding the resignation of Margolis & Company P.C. and the engagement of Deloitte & Touche, there was no disagreement with Margolis & Company P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Margolis & Company P.C., would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     Except as set forth below, during the conduct of the audits of the two most recent fiscal years of RYKA, and all subsequent interim periods preceding the resignation of Margolis & Company P.C. and the engagement of Deloitte & Touche, Margolis & Company P.C. has not advised the Company (i) that the internal controls necessary for the Company to develop reliable financial statements do not exist; (ii) that information has come to the attention of Margolis & Company P.C. that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management; (iii) of the need to expand significantly the scope of its audit, or that information has come to the attention of Margolis & Company P.C. during such time period that if further investigated may (A) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, or (B) cause it be unwilling to rely on management's representations or be associated with the registrant's financial statements; or
(iv) that information has come to the accountant's attention that it has concluded materially impacts the fairness or reliability of either (A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

     On November 15, 1996, Margolis & Company P.C. indicated to the Company that it was unwilling to be associated with the interim financial statements prepared by the Company for the third quarter of 1996 to be included in the Company's Quarterly Report on Form 10-Q for such quarter because of the improper recognition of revenue and related expenses that occurred for the first, second and third quarters of 1996 and the impact that such recognition of revenue and related expenses would have on the Company's interim financial statements for such periods. In its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, as filed with the Securities and Exchange Commission on November 19, 1996, the Company reclassified certain revenue and related expenses for the first, second and third quarters of 1996 that had been previously reported in the Company's Quarterly Reports on Form 10-Q for the first and second quarters of 1996 and in the Company's press release, dated November 7, 1996, relating to the third quarter of 1996. In addition, on November 19, 1996, the Company issued a press release that reported the reclassification of such revenue and related expenses. The Company also stated that it will file Forms 10-QA for the first two quarters of 1996.

     The facts and circumstances surrounding the improper recognition of revenue and related expenses for the first, second and third quarters of 1996 were discussed among Margolis & Company P.C., management of the Company and the Audit Committee of the Board of Directors of the Company. The decision to change accountants was approved by the Audit Committee of the Board of Directors and the Board of Directors of the Company. RYKA has authorized Margolis & Company P.C. to respond fully to the inquiries of Deloitte & Touche concerning the subject matter disclosed herein.

     The letter from Margolis & Company P.C. required by Item 304(a)(3) of Regulation S-K concerning its agreement or disagreement with the disclosures made in this Report on Form 8-K is filed as Exhibit B hereto.

Item 7.  Exhibits.
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        Exhibit A:    Letter from Blank Rome Comisky & McCauley to Margolis &
                      Company P.C. requesting they furnish RYKA with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by RYKA in this Current Report on Form 8-K.

        Exhibit B:    Letter from Margolis & Company P.C. with respect to the
                      statements made by RYKA in this Current Report on Form
                      8-K.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     RYKA INC.


DATE:  December 4, 1996              By: /s/ Michael G. Rubin
                                         -----------------------------
                                         Michael G. Rubin
                                         Chief Executive Officer